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Exhibit 99.2

Consent of Morgan Stanley

        We hereby consent to the inclusion in the Proxy Statement/Prospectus which forms part of the Amendment No. 3 to the Registration Statement on Form S-4 of DIRECTV dated October 2, 2009 (the "Prospectus") of our opinion dated May 3, 2009 appearing as Annex E to such Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Questions and Answers About the Transaction—Why is DIRECTV proposing the mergers?", "Summary—The Mergers—Opinion of the Special Committee's Financial Advisor", "Risk Factors—Risk Factors Relating to the Mergers—The fairness opinion obtained by the special committee of the board of directors of DIRECTV from Morgan Stanley will not reflect changes in circumstances between signing the merger agreement and consummation of the mergers", "The Mergers—Background of the Mergers", "The Mergers—DIRECTV's Reasons for the DIRECTV Merger; Recommendation of the DIRECTV Merger by the DIRECTV Board of Directors", "The Mergers—Opinion of the Financial Advisor to the Liberty Transaction Special Committee", "The Mergers—Legal Proceedings Regarding the Mergers" and "The Mergers—The Merger Agreement—Special Meetings". The foregoing consent applies to the Prospectus as being filed with the Securities and Exchange Commission on October 2, 2009 and to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (other than any subsequent amendments to the above-mentioned registration statement), proxy statement or any other document, except in accordance with our prior written consent.

        In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Prospectus within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ K. Don Cornwell

New York, New York
October 2, 2009

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  Exhibit 99.2